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                                                                     EXHIBIT 5

                  [LETTERHEAD OF EPSTEIN BECKER & GREEN, P.C.]



                               February 19, 1999

Novoste Corporation
3890 Steve Reynolds Blvd.
Norcross, Georgia 30093

Ladies and Gentlemen:

         We have acted as counsel to Novoste Corporation (the "Company") in connection with its filing on February 10, 1999 with the Securities and Exchange Commission of a registration statement on Form S-3 (the registration statement, as amended at the time of its effectiveness, together with any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, hereinafter collectively referred to as the "Registration Statement"). The Registration Statement covers certain authorized and unissued shares of the Company's common stock, $.01 par value ("Common Stock"), including shares issuable by the Company upon exercise of an over-allotment option granted to the underwriters named therein (collectively, the "Company Shares"), and shares of Common Stock issuable upon exercise of outstanding options (the "Options") held by the Selling Shareholders named therein, which shares (the "Selling Shareholder Shares") are subject to sale only upon exercise of such over-allotment option.

         As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

         On the basis of the foregoing, we are of the opinion that the Company Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable and that the Selling Shareholder Shares have been validly authorized and will, when issued upon exercise of the Options, be legally issued, fully paid and non-assessable.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of such Registration Statement (including, without limitation, any prospectus constituting part of the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

                                Very truly yours,

                                EPSTEIN BECKER & GREEN, P.C.



                                By: /s/ Seth I. Truwit
                                   ----------------------
                                   Seth I. Truwit, Esq.